Sotheby's EST. 1744

34-35 New Bond Street
London W1A 2AA
+44 (0)20 7293 5000
www.sothebys.com

VAT Registration Number GB512549263
Sotheby's: Registered in England and Wales
Registered office at the above address
Registered Number 874867

Masterworks Gallery, LLC
as agent for Masterworks Cayman SPC,
acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

Account number	[***]
Date	3 March 2023

Your successful purchase in The Now Evening Auction

Sale L23235 - 1 March 2023

Congratulations on your recent purchase. We are pleased to provide the information necessary for finalising your transaction.

- ### Invoice, Shipping & Collection

  Your payment of £1,439,500.00 is now due. The enclosed invoice gives instructions on how to pay and is free of VAT (but includes US sales tax if applicable) as you have chosen Sotheby's services to organise the shipment and the export of your property.

  - Please log into your online account at sothebys.com to navigate to your invoices section and initiate payment for the corresponding invoice.

  - We will provide you with a quote for the cost of shipping your property within the next ten days.

- ### Lot image & details

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Sotheby's EST. 1744

34-35 New Bond Street
London W1A 2AA
+44 (0)20 7293 5000
www.sothebys.com

VAT Registration Number GB512549263
Sotheby's: Registered in England and Wales
Registered office at the above address
Registered Number 874867

Masterworks Gallery, LLC
as agent for Masterworks Cayman SPC,
acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

Account number	[***]
Invoice number	93487973
Date & tax point	3 March 2023
Sale currency	GBP

Invoice for The Now Evening Auction

Sale L23235 - 1 March 2023

LOT 13 - Nicolas Party, Trees, 2019, pigment on canvas, 85.9 by 155.7 cm.

Lot location	Greenford Park Warehouse*
Hammer price	£1,150,000.00
Buyer's premium	£278,000.00
Overhead premium	£11,500.00
Lot total	**£1,439,500.00**
Invoice total	**£1,439,500.00**

*Sotheby's Greenford Park, 13 Ockham Drive, Greenford, Middlesex, UB6 0FD

- **Payment of £1,439,500.00 is due on 30 May 2023**

We can only accept payment from the buyer named on this invoice.

Bank transfers

- HSBC Bank
  129 New Bond Street
  London W1A 2JA

Account number	[***]
Sort code	[***]
SWIFT code [***]	
IBAN [***]	

Please include your name, your account number ([***]) and invoice number (93487973)

Cheques

- Make payable to "Sotheby's"
- Cheques take up to 6 business days to clear
- Send to Post Sale Services
  Sotheby's
  34-35 New Bond Street
  London W1A 2AA
- Late payment liable to interest
- Storage charges may apply

For assistance, please contact
Post Sale Services
E ukpostsaleservices@sothebys.com

The lot(s) listed on this invoice have been sold subject to the Temporary Admission and the margin scheme for second hand goods. This sale has been zero rated of any applicable VAT, as an export from the UK. Please refer to the catalogue for information on VAT refunds. According to our Conditions of Business, late payment will be liable to interest charged at UK base rate plus 6.00% per annum and uncollected property will be subject to storage charges.

Sotheby's EST. 1744

34-35 New Bond Street
London W1A 2AA
+44 (0)20 7293 5000
www.sothebys.com

Payment

Payment is due immediately after the sale. It is Sotheby's policy to accept payment only from the buyer named on the invoice. We reserve the right to decline payments received from anyone other than the invoiced party. Payment can be made by the following methods:

- Bank transfer in GBP Sterling.
- Visa, MasterCard & American Express. China Union Pay may be available for certain sales. Card payments may not exceed £30,000 per sale and can be made online at www.sothebys.com/en/invoice-payment.html. Should you have any queries please call Post Sale Services at +44 (0)20 7293 5220.
- Via Sotheby's mobile app noted above.
- Cheque drawn on a UK bank in GBP Sterling made payable to Sotheby's.
- GBP Sterling cash (subject to a maximum of the local currency equivalent of US$10,000)

Whilst cheques are accepted, property will only be released when the cheque has cleared unless you have a pre-arranged cheque acceptance agreement (please contact Post Sale Services).

Bank transfers should be sent to:

HSBC Bank, 129 New Bond Street, London, W1A 2JA

Account name	Sotheby's
Account number	[***]
Sort code	[***]
SWIFT code	[***]
IBAN	[***]

Please instruct your bank to include your name, Sotheby's account number and invoice number.

Liability for loss or damage

Buyers are reminded that Sotheby's accepts liability for loss or damage to lots for a maximum period of 30 calendar days after the auction. Please refer to Condition 7 of the Conditions of Business for Buyers.

Request for identification

Sotheby's requires all clients to present government-issued identification to confirm their identity. Individual clients are requested to provide a copy of a passport, driver's licence or other government-issued identification card containing a photograph and address. Corporate clients are requested to provide a copy of a Certificate of Incorporation or other government-issued document indicating the bona fide existence of the corporation, as well as proof of the individual's authority to act on behalf of the corporation. If you have any questions about the appropriate type of identification document, please contact Post Sale Services.

Shipping services

Sotheby's offers a comprehensive shipping service. If you received a shipping quotation or have any questions about the services we offer, please contact Post Sale Services.

When Sotheby's is responsible for shipping property outside the United Kingdom, an invoice may be reissued without VAT (as applicable).

If you make your own arrangements, VAT may be refundable under certain circumstances after the property has been exported.

Sales and use tax

Local sales/use taxes may become payable upon import of purchases into certain states in the US. Buyers should obtain their own advice in this regard. In the event that Sotheby's ships purchased items into a US state in which Sotheby's is registered to collect sales tax, Sotheby's is obliged to collect and remit the respective state's sales/use tax in effect on the total price of the lot includes hammer price, buyers premium, overhead premium, artist's resale right levy and any requested shipping services including insurance, as applicable, of such items, regardless of the country in which the purchaser resides or is a citizen, unless a valid Resale Exemption Certificate has been provided to the Sotheby's Post Sale Services prior to the release of the property.

Local Tax Advisor

Sotheby's recommends that clients with questions regarding U.S. sales or use taxes related to property purchased at auction should seek tax advice from their advisors.

Exporting property

The export of any lot from the UK or import into any other country may be subject to one or more export or import requirements or restrictions.

It is the buyer's sole responsibility to obtain any necessary export, import, firearm, endangered species or other permits or licences. The denial of any licence or delay in obtaining such licence shall not justify cancellation or rescission of the sale or any delay in payment.

Sotheby's upon request and for an administrative fee may apply for a licence to export your lot(s) outside the UK.

If you require any further information about the export of your property, please contact Post Sale Services.

Collection

Smaller items can normally be collected from New Bond Street, however large items may be sent to Sotheby's Greenford Park Fine Art Storage Facility.

In order to collect your property the following is required:

- Your payment in full (including any interest, handling and storage charges due) must be received and cleared.
- The person collecting must present valid identification as noted in "Request for Identification".
- You must provide written authorisation for anyone collecting on your behalf. Please include the person's full name and the property to be collected.

Sotheby's Greenford Park Fine Art Storage Facility:
Mon - Fri 9:00am to 4:30pm
13 Ockham Drive, Greenford, Middlesex, UB6 0FD
T +44 (0)20 7293 5600
F +44 (0)20 7293 5625

Storage charges

Any purchased lots that have not been collected within 45 days (or 75 days if the Buyer is a Platinum member of Sotheby's Preferred programme) from the date of the auction will be subject to handling and storage charges at the following rates:

Small items (such as jewellery, watches, books, ceramics, and most paintings or small items of furniture): one-time handling fee of £50 per lot plus storage charges of £6 per day per lot;

Large items (items that cannot be lifted or moved by one person alone and items such as monumental sculpture): one-time handling fee of £100 per lot plus storage charges of £12 per day per lot; up to a maximum aggregate handling fee of £500 per sale for all item sizes.

A lot's size will be determined by Sotheby's on a case by case basis (typical examples given above are for illustration purposes only).

All charges are subject to VAT, where applicable.

All charges are payable to Sotheby's at our Post Sale Services Group in New Bond Street.

Storage charges will cease for purchased lots which are shipped through Sotheby's from the date on which we have received a signed quote acceptance from you.

Artist's resale right

Following the UK's implementation of the EU Artist's Resale Right Directive on 14th February 2006, Sotheby's is collecting the royalties due to artists from buyers of lots with a hammer price in excess of 1,000 Euros at the following rates (subject to a maximum royalty payable of 12,500 Euros for any single work each time it is sold)

Portion of the hammer price (in Euros)	Royalty Rate
From 0 to 50,000	4%
From 50,000.01 to 200,000	3%
From 200,000.01 to 350,000	1%
From 350,000.01 to 500,000	0.5%
Exceeding 500,000	0.25%

The artist's resale right payable is the aggregate of the amount payable under the above band rates. Calculation of the artist's resale right is based on the Pounds Sterling / Euro reference exchange rate quoted on the date of the sale by the European Central Bank.

Contact information

Post Sale Services (Mon - Fri 9am to 5pm)
E ukpostsaleservices@sothebys.com

Sotheby's EST. 1744

34-35 New Bond Street
London W1A 2AA
+44 (0)20 7293 5000
www.sothebys.com

VAT Registration Number GB512549263
Sotheby's: Registered in England and Wales
Registered office at the above address
Registered Number 874867

Masterworks Gallery, LLC
as agent for Masterworks Cayman SPC,
acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

Account number	[***]
Date	3 March 2023
Sale currency	GBP

Lot image & details



Please keep this for your records

Nicolas Party, Trees, 2019, pigment on canvas, 85.9 by 155.7 cm.

Sale	The Now Evening Auction
Sale number & date	L23235 - 1 March 2023
Lot number	13
Shipping Dimensions (L x W x H)	156.00 x 8.50 x 84.50 CM
Purchase Price (excluding any taxes)	£1,439,500.00